Exhibit 99.1


FINDWHAT.COM                                                       PRESS RELEASE
--------------------------------------------------------------------------------
FindWhat.com Contact:                                          Comet Contact:
Karen Yagnesak                                                 Mark Hughes
239-561-7229                                                   610-357-4967
KarenY@FindWhat.com                                   Mark@buzzmarketing.com


                FINDWHAT.COM COMPLETES COMET SYSTEMS ACQUISITION

- Comet Becomes an Operating Division of FindWhat.com -

FORT MYERS, FL and NEW YORK, NY - March 23, 2004 - FINDWHAT.COM (NASDAQ: FWHT), a leading developer and provider of performance-based marketing and commerce enabling services for online businesses, today announced that it has completed its acquisition of Comet Systems, Inc., a leading provider of connected desktop consumer software. In connection with the acquisition, FindWhat.com issued approximately 837,500 shares of FindWhat.com common stock and paid approximately $8.1 million in cash to Comet stockholders. Comet stockholders may receive up to an additional $10.0 million in cash based on Comet's operating performance in 2004 and 2005.

The Comet transaction is part of FindWhat.com's continuing effort to strategically grow and diversify its business. The completion of the acquisition gives FindWhat.com access to the millions of consumers who have voluntarily downloaded Comet software and search functionality directly onto their PCs. This direct connection to the end consumer should allow FindWhat.com to gain a greater understanding of consumer behavior on the Internet, helping FindWhat.com enhance its keyword-targeted, performance-based advertising service.

Jamie Rosen, co-founder and chairman of Comet Systems, and Tom Schmitter, co-founder and chief executive officer of Comet Systems, now join the management team of FindWhat.com as co-general managers of its Comet division. Comet is based in New York, NY.

ABOUT FINDWHAT.COM(R)
FindWhat.com creates and offers proprietary performance-based marketing and commerce enabling services that help online businesses of all sizes throughout the business cycle: finding, getting and keeping customers. Its marketing division creates online marketplaces where buyers are introduced to sellers at exactly the right moment, when they are searching for products and services on the Internet; this introduction is based on a bid-for-position, pay-per-click, keyword-targeted advertising service. FindWhat.com offers this service to directly to advertisers through the FindWhat.com Network(TM), and offers a private label version of this service to large companies and portals worldwide, including Lycos and Mitsui & Co., Ltd. In addition, FindWhat.com operates a merchant services division which includes Miva(R), a leading online platform of software and services for small to medium-sized enterprises (SMEs). With its easy-to-use, highly customizable and integrated browser-based point and click business creation software and a vast partner network, Miva is focused on helping to create and enhance online business and marketing services for SMEs. More information on FindWhat.com is available on the Company's website at http://www.FindWhat.com.

ABOUT THE COMET DIVISION OF FINDWHAT.COM
Founded in 1997, Comet has built a fast-growing business developing personalization products for consumers. Comet released its first product, the Comet Cursor, in 1998. The Comet Cursor quickly became one of the most popular software products in history. Since then, the company has developed applications that help people use the


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Internet, such as the AdZapper, which blocks pop-up ads, and Privacy Manager, which lets people surf the web without leaving digital tracks. The company also makes a popular toolbar, which plugs into the Internet Explorer web browser to give people convenient access to the American Heritage Dictionary and Roget's Thesaurus, GameHouse games, and a richly featured search engine. Leveraging its large userbase and proprietary software platform, Comet has partnered with leading content and service providers to deliver search, travel, reference and other valuable content to millions of consumers. Comet has 30 full-time employees and is based in New York City. More information on Comet is available on its website at http://www.cometsystems.com.

FORWARD LOOKING STATEMENTS
This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include, without limitation, statements relating to the magnitude, timing, effects and any synergies that may result from the acquisition. In addition, past performance cannot be relied on as a guide to future performance. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: potential that the information and estimates used to predict future performance are not accurate; difficulties executing implementation and integration strategies or achieving planned synergies; other economic, business and competitive factors generally affecting the business of the combined company; risk that transaction costs and integration costs will be higher than anticipated; risk that the acquisition may result in disruption of our existing business, distraction of our management and diversion of other resources; risk that the completion of the acquisition may cause a breach under various agreements to which Comet is a party and possibly lead to the termination of, or nonperformance under, these and other Comet agreements; and our inability to leverage Comet's existing product platform and content providers. More detailed information regarding other risks affecting FindWhat.com are set forth in FindWhat.com's filings with the Securities and Exchange Commission, including the Form 10-K for fiscal 2003. FindWhat.com is under no obligation to (and expressly disclaims any such obligation to) update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

(R) Registered Trademarks of FindWhat.com
(TM)Trademark of FindWhat.com